UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2009
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 15, 2009, The SCO Group, Inc., (the “Company”) executed and delivered, subject to Bankruptcy Court approval upon notice and a hearing, a definitive agreement to provide for the sale of a substantial portion of its assets and the assignment of certain of its liabilities to unXis, Inc. (the “Agreement”). The Company entered into the Agreement with SCO Operations, Inc. and SCO Global, Inc., each a wholly owned subsidiary of the Company (collectively, the “Sellers”), and unXis, Inc. (the “Purchaser”).
     Pursuant to the Agreement, and upon Bankruptcy Court approval thereof, the Sellers agree to sell to the Purchaser, at closing under the Agreement, all rights it will require to operate the UNIX business in the future. In addition, the sale will include the Company’s equity interests in certain foreign subsidiaries, or alternatively, selected assets of such foreign subsidiaries. Under the Agreement, the Company will retain the UNIX related rights and claims the Company requires to continue pursuing its pending litigation and related claims. The aggregate purchase price is $5,250,000, plus the Purchaser’s assumption of certain “assumed liabilities” as described in the Agreement.
     The purchase price is payable at closing in the form of a $250,000 cash deposit presently held in escrow by the Company’s counsel, a letter of credit for $2,150,000 (the “Letter of Credit-Balance”), and a second letter of credit for $2,850,000 (the “Letter of Credit-Sun”) required to be posted by the Purchaser as a source of funds to pay, if necessary, Novell’s November 20, 2008 judgment against the Company (the “Novell Judgment”) that is currently under appeal (the “Appeal”).
     At closing under the Agreement, the cash deposit is required to be paid to the Sellers and the Letter of Credit-Balance may be drawn upon by the Sellers. The Letter of Credit-Sun is required to be posted in escrow concurrently with the closing and to be held pending adjudication of the Appeal. If and when monies are determined by final adjudication to be due to Novell on account of the Novell Judgment, the Letter of Credit-Sun is to be drawn upon and applied to the extent necessary to pay Novell the amount determined to be due to Novell on account of the claims underlying the Novell Judgment. If no decision is rendered in connection with the Appeal by August 31, 2009, or if for any reason the Letter of Credit-Sun is not drawn upon December 31, 2009, then, the Letter of Credit-Sun will terminate as of such date, and the Purchaser will have no obligation to pay the portion of the purchase price represented by the Letter of Credit-Sun.
     If the Appeal is reversed or remanded in whole or in part by no later than August 31, 2009, the Letter of Credit-Sun may not be drawn upon until a final non-appealable judgment is entered on the claims that are the subject of the Novell Judgment; and in such event the Purchaser is granted certain rights with respect to further appellate efforts.
     Certain assets are excluded from the sale, and retained by the Sellers. The excluded or retained assets include, without limitation, the purchase price, the Company’s “Java Patent” and “Me Inc.” products and business, as described in the Agreement, cash and cash equivalents, accounts receivable, equity interests in subsidiaries other than the particular foreign subsidiaries to be acquired by the Purchaser, contracts other than designated assumed contracts, and certain copyrights, contract rights and litigation rights pertaining to the Company’s pending litigation against Novell, IBM, Red Hat, Inc. and AutoZone, Inc. (the “Retained SCO Rights”). The Retained SCO Rights include rights to assert claims against certain third parties, other than most material customers of unXis, based on allegations that the Linux operating system or use of Linux-based products infringes the Retained SCO Rights. The Retained SCO Rights are subject to releases and covenants not to sue, and to various qualifications and conditions, including transfer rights in favor of the Purchaser upon circumstances stated in the Agreement.
     The Agreement is subject to various closing conditions, including without limitation, approval by the Bankruptcy Court, and approval of the United States government’s Committee on Foreign Investment in the United States. Upon closing, the employment of various employees will be terminated and certain identified employees will be offered employment with the Purchaser. The Sellers will be subject to certain non-compete and non-solicitation covenants after closing, and the Company’s chief executive officer will be subject to a non-compete agreement.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Item 8.01 Other Events
     The information set forth in item 1.01 is incorporated herein by reference.
Forward Looking Statements
     The statements contained in this Form 8-K regarding (1) the Company’s plan of reorganization and (2) the Company’s financing efforts are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to, outcomes and developments of our Chapter 11 case, court rulings in our bankruptcy proceedings, the impact of the bankruptcy proceedings on our other pending litigation, and our cash balances and available cash. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2008, as amended, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.
ITEM 9.01 Financial Statements and Exhibits.
(d)
2.1 Purchase and Sale Agreement, dated June 15, 2009.*

*	Schedules and exhibits to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish on a supplemental basis, a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 24, 2009

THE SCO GROUP, INC.
By:	/s/ Kenneth R. Nielsen
	Name:	Kenneth R. Nielsen
	Title:	Chief Financial Officer